Exhibit 10.2

MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

STATE OF NEW MEXICO

COUNTY OF BERNALILLO

THIS SECURITY INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES, IS EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING AND IS TO BE FILED IN THE REAL ESTATE RECORDS.

THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made and entered into as of June 15, 2020 (the “Effective Date”), by and between LAVENDER FIELDS, LLC, a New Mexico limited liability company with an address of 333 Rio Rancho Drive, Suite 202, Rio Rancho, New Mexico 87124 (“Grantor”), and MESOAM LLC, a New Mexico limited liability company, whose address is P. O. Box 91808, Albuquerque, New Mexico 87199-1808 (together with its successors and assigns, “Grantee”).

RECITALS

WHEREAS, Grantor is indebted to Grantee and as evidence thereof has made, executed, and delivered to Grantee that certain Promissory Note of even date herewith, executed by Grantor in favor of Grantee in the principal amount of $1,838,333.00 (the “Note”) (Grantor’s obligations under the Note are referred to herein as the “Secured Obligations”); and

WHEREAS, Grantor desires to secure the timely payment and fulfillment of all terms of the Secured Obligations by executing this Security Instrument.

W I T N E S S E T H:

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor irrevocably grants, mortgages, warrants, bargains, sells, pledges, remises, aliens, assigns, conveys, transfers and sets over to Grantee, WITH MORTGAGE COVENANTS and upon the statutory mortgage condition, and with all other statutory rights and covenants and subject to the further terms of this Security Instrument, all of Grantor’ right, title and interest in and to the following:

(a)       All that tract or parcel of land and other real property interests in Bernalillo County, New Mexico more particularly described in Exhibit A attached hereto and made a part hereof, together with all of Grantor’ right, title and interest in, to and under all rights of way, easements, privileges and appurtenances relating or appertaining to such real estate and all water and water rights, sewer and sewer rights, ditches and ditch rights, minerals, oil and gas rights, royalties, lease or leasehold interests owned by Grantor, now or hereafter used in connection with or appurtenant to or related to such real estate, and all interests of Grantor now owned or hereafter acquired in and to streets, roads, alleys and public places, now or hereafter used in connection with such real estate, and all existing or future licenses, contracts, permits and agreements required or used in connection with the ownership, operation or maintenance of such real estate, and any and all insurance proceeds, and any and all awards, including interest, previously or hereafter made to Grantor for taking by eminent domain or in lieu thereof (collectively, the “Land”); and

(b)       All improvements of every kind and description now or hereafter erected or placed on the Land (the “Improvements”) and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises (as hereinafter defined) immediately upon the delivery thereof to the Land, and all “equipment”, “goods” and “fixtures” as such terms are defined in the Uniform Commercial Code as adopted and in effect in the state in which the Premises is located, as amended from time to time (the “Uniform Commercial Code”); and

(c)       All of Grantor’s right, title and interest in, to and under all other collateral identified on EXHIBIT B attached hereto and made a part hereof (the “Other Collateral”) (hereinafter, the Land, Improvements and Other Collateral together with all proceeds thereof, being collectively referred to as the “Premises”).

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, to Grantee as security for the Secured Obligations.

As additional security for the Secured Obligations, Grantor hereby transfers and assigns to Grantee and grants to Grantee, subject to any rights and interest assigned to a prior lien holder, a security interest under the Uniform Commercial Code (as defined herein) in all right, title and interest of Grantor in and to all of the following:

Any and all construction contracts, architects’ contracts, technical services agreements, and other contracts, licenses and permits now or hereafter affecting the Premises, and all plans, specifications, designs, drawings, permits, licenses (including, without limitation, permits, licenses and rights obtained from any governmental, quasi-governmental or private person or entity whatsoever concerning ownership, operation, use or occupancy of the Premises), contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Premises, and any contract for management or any other provision of service in connection with the Premises), approvals, actions, refunds of real estate taxes and assessments and any other governmental impositions related to the Premises, approvals, actions and causes of action that now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (all of the foregoing being the “Intangible Personalty”) or any part thereof, and Grantor agrees to execute and deliver to Grantee such additional instruments, in form and substance reasonably satisfactory to Grantee, as may hereafter be reasonably requested by Grantee to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Grantee to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon Grantee any obligation with respect thereto.

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All the Improvements which comprises a part of the Premises shall, as far as permitted by law, be deemed to be “fixtures” affixed to the aforesaid Land and conveyed therewith. As to the Intangible Personalty and the Other Collateral, this Security Instrument shall be considered to be a security agreement which creates a security interest in such items for the benefit of Grantee. In that regard, Grantor grants to Grantee all of the rights and remedies of a secured party under the Uniform Commercial Code and grants to Grantee a security interest in all of the Tangible Personalty, the Intangible Personalty and the Other Collateral.

Grantor and Grantee covenant, represent and agree as follows:

ARTICLE I

Secured Obligations

1.1       Secured Obligations. This Security Instrument, with a final maturity date of June 15, 2022 (the “Maturity Date”), secures the prompt payment, performance and observance of all Secured Obligations, whether now existing or hereafter arising or incurred, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

1.2       Future Advances. Grantee may advance or loan additional sums (herein “Future Advances”) to the Borrower. This Security Instrument shall secure not only existing indebtedness, but also such Future Advances, up to a maximum amount of $3,000,000.00, with interest thereon as provided in the Note, whether such advances are obligatory or to be made at the option of Grantee or otherwise, to the same extent as if such Future Advances were made on the date of execution of this Security Instrument.

ARTICLE II
Grantor’ Covenants, Representations and Agreements

2.1       Title to Premises. To the best of Grantor’s knowledge, (i) Grantor is the fee simple owner of the Land and has the right to convey the same, (ii) that as of the date hereof title to the Land is free and clear of all liens, encumbrances and other matters except for: (i) any mortgage or lien allowed pursuant to Article VI hereinbelow; and (ii) the matters shown on the title insurance policy accepted by Grantee in connection with this Security Instrument and such other matters as are expressly permitted by Grantee (the “Permitted Encumbrances”).

2.2       Taxes and Other Charges. Grantor will pay prior to delinquency all taxes, general and special assessments and any other charges which by nonpayment become a lien or encumbrance on the Land (and Grantor, upon request by Grantee, will submit to Grantee receipts evidencing said payments).

2.3       Reimbursement. Grantor agrees that if it shall fail to pay on or before the date that the same become delinquent any tax, assessment or charge levied or assessed against the Premises or any utility charge, whether public or private, or any insurance premium or if it shall fail to procure the insurance coverage required hereunder, or if it shall fail to pay any other charge or fee described herein, then Grantee, at its option, may pay or procure the same and will give Grantor prompt notice of any such expenditures. Grantor will reimburse Grantee upon demand for any sums of money paid by Grantee pursuant to this Section, together with interest on each such payment at the applicable default rate of interest set forth in the Note (interest shall only be due if payment is not made to Grantee within fifteen (15) days after notice of payment from Grantee to Grantor), and all such sums and interest thereon shall be secured hereby.

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2.4       Additional Documents; Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Grantee, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Grantee and, where appropriate, to cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall reasonably be deemed desirable by Grantee any and all such other and further trust deeds, mortgages, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Grantee, be necessary or desirable in order to effectuate, complete, maintain, enlarge, or perfect, or to continue and preserve the obligations of Grantor under the Note and this Security Instrument, and the liens and security interests of this Security Instrument upon all of the Premises, whether now owned or hereafter acquired by Grantor. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Premises or any part thereof. Grantor hereby authorizes Grantee to prepare and file such financing statements, fixture filings, renewals or continuations thereof, amendments and supplements thereto and other instruments as Grantee may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted in this Security Instrument and the documents executed in connection therewith in accordance with the Uniform Commercial Code. Grantor hereby irrevocably makes, constitutes and appoints Grantee as the true and lawful attorney of Grantor to take any or all of the foregoing actions in the name of Grantor.

2.5       Sale, Transfer or Encumbrance. Except as expressly allowed in this Security Instrument, Grantor will not sell, transfer, convey, mortgage, encumber or otherwise dispose of the Premises or the Intangible Personalty or any part thereof or any interest therein or engage in subordinate financing with respect thereto during the term of this Security Instrument without the prior express written consent of Grantee. Except as expressly allowed in this Security Instrument, Grantor will not sell, transfer, convey, mortgage, encumber or otherwise dispose of any of the Improvements.

2.6       Fees and Expenses. In any action to enforce this Security Instrument, the losing party will promptly pay to the prevailing party upon demand any and all reasonable costs and expenses of the prevailing party, including but not limited to attorney fees and court costs, (a) as required herein and under the Note and (b) as necessary to protect the Premises or the Intangible Personalty or to exercise any rights or remedies under this Security Instrument or with respect to the Premises or the Intangible Personalty. If Grantee is the prevailing party in any such legal action, all of the foregoing costs and expenses shall be Secured Obligations.

2.7       [Intentionally Omitted.]

2.8       Maintenance of Premises. Grantor will abstain from and will not permit the commission of waste in or about the Premises and will maintain, or cause to be maintained (subject to reconstruction periods after the occurrence of an act of God), the Premises in good condition and repair, reasonable wear and tear excepted.

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2.9         Insurance; Casualty. Grantor shall maintain insurance coverage and policies for the Premises in the amounts of $2,000,000 of general liability coverage which shall name Grantee as an additional insured. Grantor assigns to Grantee all proceeds to which Grantor may be entitled under such insurance policies and such proceeds shall be applied to the Secured Obligations or disbursed in accordance with the terms of this Security Instrument.

2.10       Eminent Domain. Subject to the rights of any prior lien holder and any subordination that may be agreed to by Grantee, Grantor assigns to Grantee any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Premises or any rights appurtenant thereto to which Grantor is entitled and such proceeds or awards shall be applied to the Secured Obligations or disbursed in accordance with the terms of this Security Instrument. Grantor agrees to execute such further assignments and agreements as may be reasonably required by Grantee to assure the effectiveness of this Section. In the event any Governmental Authority shall commence any proceedings to condemn or otherwise take pursuant to the power of eminent domain a material portion of the Premises, Grantor shall promptly notify Grantee of such commencement of proceedings (for demolition, condemnation or other taking).

2.11       Releases and Waivers. Grantor agrees that no release by Grantee of any portion of the Premises or the Intangible Personalty, no subordination of any lien, no forbearance on the part of Grantee to collect on the Secured Obligations, or any part thereof, no waiver of any right granted or remedy available to Grantee and no action taken or not taken by Grantee shall in any way have the effect of releasing Grantor from full responsibility to Grantee for the complete discharge of each and every of Grantor’ obligations hereunder.

2.12       Authorizations; Restrictions. Grantor will use commercially reasonable efforts to keep in full force and effect the existing zoning permits and approvals allowing the Property to be used as a single-family subdivision development together with any further zoning or platting approvals that the Grantor may obtain during its development of the Property (the “Authorizations”).

2.13       [Intentionally Omitted.]

2.14       Compliance with Law. Except to the extent of any condition which existed prior to the date of this Security Instrument, Grantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the ownership of all or any portion of the Premises (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

2.14.1    Environmental Compliance.

(a)          Representations. The following representations are made to Grantee:

(1)       Use of Premises. Current or future operations on or about the Premises may include the lawfully authorized and undertaken generation, emission, discharge, manufacture, use, handling or offsite transportation of Hazardous Substances (herein defined), pollutants, wastewater, contaminants, air emissions, toxic air pollutants, hazardous air pollutants, or toxic substances (collectively “Environmental Materials”).

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(2)       Hazardous Substances. The words “Hazardous Substances” mean any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

(3)       Permits, Authorizations and Approvals. Grantor shall immediately notify Grantee of any notice or allegation of noncompliance or violation with any Environmental Law. The words “Environmental Laws” mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C, Section 1801, et seq., the Resource Conservation and Recovery Act. 42 U.S.C. Section 6901, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, the New Mexico Ground Water Protection Act, the New Mexico Solid Waste Act, the New Mexico Hazardous Waste Act, and the New Mexico Quality Control Act, and any rules or regulations adopted pursuant thereto.

(b)          Affirmative Covenants. Grantor covenants with Grantee as follows:

(1)       Use of Premises. Except as allowed by the applicable permits, authorizations and approvals and Section 2.14.1(a) above, Grantor will not use and does not intend to use the Premises to generate, manufacture, refine. transport, treat, store, handle or dispose of any Environmental Materials, PCBs, lead paint or asbestos.

(2)       Compliance with Environmental Laws. Except to the extent of any condition which existed prior to the date of this Security Instrument, Grantor shall cause the Premises and the operations conducted on it to comply with any and all Environmental Laws and orders of any governmental authorities having jurisdiction under any Environmental Laws and shall obtain, keep in effect and comply with all governmental permits and authorizations required by Environmental Laws with respect to such operations.

(c)          Notices. Grantor shall immediately notify Grantee upon becoming aware of any of the following:

(1) Any spill, release or disposal of a Hazardous Substance on any of the Premises, or in connection with any of its operations if such spill, release or disposal must be reported to any governmental authority under applicable Environmental Laws.

(2) Any contamination, or imminent threat of contamination, of the Premises by Hazardous Substances, or any violation of Environmental Laws in connection with the Premises or the operations conducted on the Premises.

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(3) Any order, notice of violation, fine or penalty or other similar action by any governmental authority relating to Hazardous Substances or Environmental Laws and the Premises or the operations conducted on the Premises.

(4) Any judicial or administrative investigation or proceeding relating to Hazardous Substances or Environmental Laws and to the Premises or the operations conducted on the Premises.

(5) Any matters relating to Hazardous Substances or Environmental Laws that would give a reasonably prudent Grantee cause to be concerned that the value of Grantee’s security interest in the Premises may be reduced or threatened or that may impair, or threaten to impair, Grantor’ ability to perform any of its obligations under this Security Instrument when such performance is due.

(d)          GRANTOR’ WAIVER AND INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Security Instrument, including but not limited to this Section 2.14.1: (i) Grantor does not indemnify or agree to defend Grantee for any environmental condition which existed prior to the date of recording of this document regardless of when such condition is discovered or required to be remediated; and (ii) Grantor shall not be liable for any damages, remediation or claims resulting from any environmental condition which existed prior to the date of recording of this document regardless of when such condition was discovered or required to be remediated. Subject to the preceding sentence, Grantor hereby agrees to and shall indemnify, defend, and hold harmless Grantee and Grantee’s officers, directors, employees and agents, and Grantee’s successors and assigns and their officers, directors, employees and agents from and against any and all claims, demands, losses, liabilities, costs, fines, penalties and expenses (including without limitation attorneys’ fees at trial and on any appeal or petition for review, consultants’ fees, remedial action costs, natural resource damages and diminution in value) arising on or after the Effective Date: (a) out of or relating to any investigatory or remedial action involving the Premises, the operations conducted on the Premises, or any other operations of Grantor or any occupant and required by Environmental Laws or by orders of any governmental authority having jurisdiction under any Environmental Laws, including without limitation any natural resource damages, or (b) out of or related to any noncompliance with or violation of Environmental Laws or any applicable permits or approvals, or (c) on account of injury to Grantee or any person whatsoever or damage to any property arising out of, in connection with, or in any way relating to (i) the breach of any covenant, representation or warranty contained in Section 2.14.1 of this Security Instrument, (ii) the violation of any Environmental Laws, permits, authorizations or approvals, (iii) the use, treatment, storage, generation, manufacture, transport, release, spill, disposal or other handling of Environmental Materials on the Premises, or (iv) the contamination of any of the Premises by, or the presence, release or threatened release of, Environmental Materials by any means whatsoever (explicitly including without limitation any presently existing contamination of the Premises, whether or not previously disclosed to Grantee), or (d) out of or relating to the removal or remediation of Environmental Materials or equipment or improvements containing or formerly containing Environmental Materials, including without limitation the reasonable costs of building or premises repair, or temporal or spatial interruption or discontinuation of use or occupancy of the Premises. Grantor’ obligations under this section shall survive the termination of this Security Instrument and as set forth below in the Survival section.

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(e)           Payment: Full Recourse to Grantor. Grantee shall give Grantor timely written notice of any indemnity obligation claim arising under Section 2.14.1. So long as Grantor is providing a defense and indemnity to Grantee, Grantee shall not incur any further charges with regard to such claim. During any period in which Grantor is failing to fulfill its obligations under Section 2.14.1(d) of this Security Instrument, Grantee shall have full recourse to Grantor for Grantee’s obligations under Section 2.14.1(d) of this Security Instrument as they become due to Grantee. Such liabilities, losses, claims, damages and expenses shall be reimbursable to Grantee as Grantee’s obligations to make payments with respect thereto are incurred, without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and Grantor shall pay such liability, losses, claims, damages and expenses to Grantee as so incurred within thirty (30) days after written notice from Grantee. Grantee’s notice shall contain a brief itemization of the amounts incurred to the date of such notice. In addition to any remedy available for failure to pay periodically such amounts, such amounts shall thereafter bear interest at the Note default rate.

(f)            Survival. The covenants contained in this Section 2.14.1 shall survive for a period of five (5) years after the earliest to occur of the following events: (A) the repayment of the Secured Obligations, (B) any foreclosure of the Premises, and (C) any delivery of a deed in lieu of foreclosure to Grantee or any successor of Grantee. The covenants contained in this Section 2.14.1 shall be for the benefit of Grantee and any successor to Grantee, as holder of any security interest in the Premises or the Secured Obligations secured thereby, or as owner of the Premises following foreclosure or the delivery of a deed in lieu of foreclosure.

2.15        Inspection. Grantor will permit Grantee, or its authorized agents, at all reasonable times and with reasonable prior notice to enter and pass through or over the Premises for the purpose of inspecting same.

2.16        Security Agreement. This Security Instrument shall be construed as a security agreement under the Uniform Commercial Code with respect to the security interests granted herein. Grantor warrants that the name and address of the “Debtor” (which is Grantor), are as set forth in the introductory paragraph of this Security Instrument; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove. Grantor warrants that Grantor’ exact legal names are correctly set forth in the preamble of this Security Instrument. Grantor will not, without providing thirty (30) days prior written notice to Grantee and without filing such amendments to any previously filed financing statements as Grantee may require, change its registered legal name, be party to a merger, consolidation or other change in structure or use any trade name other than the trade names set forth for Grantor in the Security Agreement, or take any other action which would cause any financing statement to become misleading or lose its perfected status or which would necessitate the amendment, correction or re-filing of any financing statement.

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ARTICLE III
Event of Default

3.1       An event of default (“Event of Default”) shall exist under the terms of this Security Instrument upon the occurrence of an Event of Default under the terms of the Note, or the failure of Grantor to perform any covenant, agreement or obligation under this Security Instrument which has not been cured within fifteen (15) days after written notice of default to Grantor with right to cure.

ARTICLE IV
Acceleration; Foreclosure

4.1       Acceleration of Secured Obligations. Upon the occurrence of an Event of Default, the entire balance of all or any portion of the Secured Obligations, including all accrued interest, shall, at the option of Grantee, become immediately due and payable.

4.2       Foreclosure. Upon the occurrence of an Event of Default, Grantee may foreclose the lien of this Security Instrument by judicial or nonjudicial proceeding in a manner permitted by applicable law. If the Collateral or any part thereof is sold at a foreclosure sale following a court-ordered judicial foreclosure, the redemption period shall be one month instead of nine months, as provided in NMSA 1978, § 39-5-19 NMSA. .

4.3       Proceeds of Sale. Following a foreclosure sale, the proceeds of such sale shall, subject to applicable law, be applied in accordance with the Note and this Security Instrument.

4.4       Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor’ heirs, devisees, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

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ARTICLE V
Additional Rights and Remedies of Grantee

5.1      Rights Upon an Event of Default. Upon the occurrence of an Event of Default, Grantee, immediately and without additional notice and without liability therefor to Grantor and to the extent permitted by law, except for its own gross negligence or willful misconduct, may do or cause to be done any or all of the following: (a) take physical possession of the Premises; (b) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (c) expend loan funds and any income derived from the Premises for payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Security Instrument and satisfaction and fulfillment of any liabilities or obligations of Grantor arising out of or in any way connected with the construction of Improvements on the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Security Instrument; (d) enter into leases demising the Premises or any part thereof; (e) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Note or this Security Instrument, or to aid the execution of any power herein granted; (f) generally, supervise, manage, and contract with reference to the Premises as if Grantee were equitable owner of the Premises; (g) seek the appointment of a receiver as provided in Section 5.2 below; (h) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code, including, but not limited to, selling, leasing or otherwise disposing of any fixtures and personal property which is encumbered hereby at public sale, with or without having such fixtures or personal property at the place of sale, and upon such terms and in such manner as Grantee may determine; (i) exercise any or all of the remedies of a secured party under the Uniform Commercial Code with respect to the Intangible Personalty; and (j) enforce any or all of the assignments or collateral assignments made in this Security Instrument as additional security for the Secured Obligations. Grantor also agrees that any of the foregoing rights and remedies of Grantee may be exercised at any time upon the occurrence of an Event of Default independently of the exercise of any other such rights and remedies, and Grantee may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured or waived or until foreclosure and the conveyance of the Premises or until the Secured Obligations are satisfied or paid in full and all of Grantor’ commitments are terminated.

5.2      Appointment of Receiver. Upon the occurrence and continuance of an Event of Default, Grantee as a matter of right shall be entitled to the appointment of a receiver or receivers for all or any part of the Premises, to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall become Secured Obligations, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Premises or the solvency of any Person or Persons liable for the payment of any Secured Obligations. Nothing herein is to be construed to deprive Grantee of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by Grantee in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Grantee pursuant to this Security Instrument.

5.3      Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of Grantee stated anywhere in the Note or this Security Instrument, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in Note and this Security Instrument are cumulative and may, at the election of Grantee, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

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5.4         Protection of Premises. If Grantor fails to perform the covenants and agreements contained in this Security Instrument, and such failure continues beyond any applicable grace, notice and cure periods, except in the case of an emergency in which event Grantee may act immediately, then Grantee may take such actions, including, but not limited to, disbursements of such sums, as Grantee in its sole reasonable discretion deems necessary to protect Grantee’s interest in the Premises.

ARTICLE VI
Additional Rights of Grantor

6.1         Despite anything in this Security Instrument or the Note to the contrary:

(a)       Grantor shall have the right to obtain from Grantee partial releases of this Security Instrument with regard to any portion of the Premises upon payment to Grantee of that percentage of the then unpaid principal balance of the Note equal to the number of acres of land within the Land being released divided by the number of acres of land within the Land then remaining encumbered by this Security Instrument. Any prepayment made hereunder shall be credited toward the next payment due under the Note and shall reduce such payment. In addition, if the Grantor is required to dedicate or grant any portion of the Premises to any public entity during the development process, Grantee, upon written request by Grantor, shall release from this Security Instrument any such portion of the Premises dedicated or granted to the public entity without any payment on the Note.

(b)       Upon written request by Grantor, Grantee agrees to subordinate the lien of this Security Instrument to the lien or liens of a loan or loans, provided that the proceeds of such loan or loans are used solely to construct (including without limitation design, approval, financing and other “soft” costs associated therewith), within or serving the Land, subdivision infrastructure or subdivision improvements that are required by a governmental authority with proper jurisdiction as a condition of platting or development approval or that are necessary or desirable to Grantor to fully develop a single family residential development on the Land. Grantee agrees to use the subordination form requested by the lender of such loan, unless such form is commercially unreasonable.

ARTICLE VII
General Conditions

7.1         Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and assigns. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Note.

7.2         Notices. All notices and other communications required or permitted to be given hereunder shall have been duly given.

7.3         Severability. If any provision of this Security Instrument is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

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7.4          Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Security Instrument nor the intent of any provision hereof.

7.5          Conflicting Terms. In the event the terms and conditions of this Security Instrument conflict with the terms and conditions of the Note, the terms and conditions of this Security Instrument shall control and supersede the provisions of the Note with respect to such conflicts.

7.6          Governing Law. This Security Instrument shall be governed by and construed in accordance with the law of the state of New Mexico.

7.7          [Intentionally Omitted.]

7.8          WRITTEN AGREEMENT.

(a)       THE RIGHTS AND OBLIGATIONS OF GRANTOR AND GRANTEE SHALL BE DETERMINED SOLELY FROM THIS WRITTEN SECURITY INSTRUMENT AND THE NOTE, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN GRANTEE AND GRANTOR CONCERNING THE SUBJECT MATTER HEREOF AND OF THE NOTE ARE SUPERSEDED BY AND MERGED INTO THIS SECURITY INSTRUMENT AND THE NOTE.

(b)       THIS SECURITY INSTRUMENT AND THE NOTE MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS SECURITY INSTRUMENT OR THE NOTE.

(c)       THIS SECURITY INSTRUMENT AND THE NOTE REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.9          WAIVER OF JURY TRIAL. GRANTEE AND GRANTOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS SECURITY INSTRUMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GRANTEE AND GRANTOR, AND GRANTEE AND GRANTOR ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GRANTEE AND GRANTOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS SECURITY INSTRUMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Mortgage, Security Agreement and Fixture Filing

7.10        Saving Clause. In the event of any inconsistencies between this Section and any of the other terms and provisions of this Security Instrument, the terms and provisions of this Section shall control and be binding. Grantor is aware of the provisions of Section 58-6-5, New Mexico Statutes Annotated, which, to the extent, if any, they apply to this transaction, provide that “A contract, promise or commitment to loan money or to grant, extend or renew credit or any modification thereof, in any amount greater than twenty-five thousand dollars ($25,000), not primarily for personal, family or household purpose, made by a financial institution shall not be enforceable unless in writing and signed by the party to be charged or that party’s authorized representative. . . .” To the extent, if at all, a court of competent jurisdiction determines that NMSA 1978 § 56-7-1 applies to any indemnification provisions in this Security Instrument, including certain types of insurance coverage as set forth in NMSA 1978 § 56-7-1, such provisions shall not apply to or extend to liability, claims, damages, losses or expenses, including attorneys’ fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee or additional insured, as the case may be, its officers, employees or agents and shall further be limited, if required, by the provisions of NMSA 1978 § 56-7-1B.

PROVIDED ALWAYS, and it is the intent and meaning of Grantor and Grantee, that if the Secured Obligations shall be fully and finally paid and discharged, this Security Instrument and all other commitments are terminated, then this Security Instrument shall cease and be void, otherwise it shall remain in full force and virtue.

[signature and acknowledgement follow this page]

Mortgage, Security Agreement and Fixture Filing

IN WITNESS WHEREOF, Grantor has executed and delivered this Security Instrument as of the Effective Date:

GRANTOR:

lavender Fields, LLC
a New Mexico Limited Liability Company

By:	/s/ Carey A. Plant
Name:	Carey A. Plant
Its:	Vice President

ACKNOWLEDGEMENT

STATE OF NEW MEXICO	)
)ss
COUNTY OF SANDOVAL	)

This instrument was acknowledged before me on June 15, 2020, by Carey A. Plant as Vice President of LAVENDER FIELDS, LLC, a New Mexico Limited Liability Company.

/s/ Debra J. Torrez
Notary Public

My Commission Expires:

[SEAL]

Mortgage, Security Agreement and Fixture Filing

EXHIBIT A

TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

Legal Description of the Land

Tracts "A", “B”, "C" and "D" of Meso Am, Bernalillo County, New Mexico, as the same are shown and designated on the Plat thereof, filed in the office of the County Clerk of Bernalillo County, New Mexico on October 22, 2013, in Plat Book 2013C, Page 119 as Document No. 2013116380, re-recorded November 4, 2013, in Plat Book 2013C, Page 123 as Document No. 2013120726.

EXHIBIT B

TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

DESCRIPTION OF PERSONAL PROPERTY FOR FIXTURE FILING

1.       Real Property Rights, Appurtenances and Improvements. All present and future structures, buildings, improvements and fixtures of any kind on the real property described in the attached Exhibit A (the “Real Property”), which is incorporated herein by this reference, as well as: (a) all appurtenances of the Real Property and all rights in and to any streets, roads or public places, all strips and gores of land lying between the Real Property and any other open or proposed streets, roads, highways or alleys, and all easements, rights of way and other hereditaments appurtenant to or relating to the Real Property, and all minerals, oil, gas and other hydrocarbon substances on or under the surface of the Real Property, as well as all development rights, permits, licenses, air rights, water, water rights, and water stock relating to the Real Property and all ditches and ditch rights related or appurtenant to the Real Property and all water and sewer taps belonging to or in any way related to or appurtenant to the Real Property; and (b) all trees and plants located on the Real Property, and all renewals or replacements of any of the foregoing or articles in substitution thereof; it being intended and agreed that all such items will be conclusively considered to be part of the Real Property, whether or not attached or affixed to the Real Property (the “Improvements”).

2.       Collateral. All right, title and interest in and to the following described property and any and all products and proceeds thereof, now owned or hereafter acquired (collectively, the “Collateral”):

(a)      General Intangibles. All general intangibles relating to design, development, operation, management and use of the Real Property and construction of the Improvements, including, but not limited to: (i) all names under which or by which the Real Property or the Improvements may at any time be operated or known, all rights to carry on business under any such names or any variants thereof, and all goodwill in any way relating to the Real Property; (ii) all permits, licenses, authorizations, variances, land use entitlements, approvals and consents issued or obtained in connection with the construction, maintenance or operation of the Improvements; (iii) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the use, occupancy or operation of the Real Property; (iv) all rights as a declarant (or its equivalent) under any covenants, conditions and restrictions or other matters of record affecting the Real Property; (v) all materials prepared for filing or filed with any governmental agency; and (vi) all rights under any contract in connection with the development, design, use, operation, management and construction of the Real Property and/or the Improvements;

(b)     Contracts. All construction, service, management, engineering, consulting, leasing, architectural, design, landscape and other similar contracts of any nature, as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use, and/or disposition of any portion of or all of the Real Property;

(c)       Plans and Reports. All architectural, design and engineering drawings, plans, specifications, working drawings, shop drawings, general conditions, addenda, soil tests and reports, feasibility studies, appraisals, engineering reports, environmental reports and similar materials relating to any portion of or all of the Real Property and/or the Improvements and all modifications, supplements and amendments thereto;

(d)       CC&R’s. All documents, instruments and agreements relating to, or in any way connected with, the operation, control or development of the Real Property and/or the Improvements, including, without limitation, any declaration of covenants, conditions and restrictions and any articles of incorporation, bylaws and other membership documents of any property owners association or similar group (collectively, “CC&R’s”);

(e)       Declarant’s Rights. All of Grantor’s rights of every kind under or pursuant to any CC&R’s now in effect or hereafter filed affecting the Real Property and/or the Improvements, and any modifications thereof or supplements thereto, and all of Grantor’s rights under or pursuant to any and all other documents which may hereafter be executed or otherwise made effective with respect to the creation of an association to govern or administer such community, including, without limitation, all development rights, special declarant rights, rights with respect to any design or architectural review committees, and other rights of Grantor as declarant under any CC&R’s;

THIS FINANCING STATEMENT IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF THE COUNTY IN WHICH THE REAL PROPERTY IS LOCATED.

EXHIBIT B to Mortgage, Security Agreement and Fixture Filing
Page 2